Exhibit 99.1

COMSTOCK ANNOUNCES FULL YEAR 2023 RESULTS
Recorded Investment Gains of Over $25 million and Full Year Net Income of Over $10.5 million
VIRGINIA CITY, NEVADA, February 28, 2024 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our” and the “Company”), today announced its full year 2023 results, 2023 summary achievements, and our 2024 business outlook.
“During 2023, we achieved broad commercial readiness and began commercializing each of our leading decarbonizing businesses, observed the successful launch and deployment of the GENMAT-1 hyperspectral imaging satellite, recognized significant appreciation across all of our strategic investments, and monetized major non-strategic assets,” stated Corrado De Gasperis, the Company’s Executive Chairman and Chief Executive Officer. “Our systems approach is enabling more, faster.”
Selected Segment Highlights from 2023
Strategic Investments
Comstock’s Strategic Investments expanded, provided non-dilutive cash and/or meaningful gains during 2023, including:
•Recognized net gains on investments of $25.0 million including $14.6 million on our investment in Green Li-ion Pte Ltd. (“Green Li-ion”), and $11.7 million on our investment in Sierra Springs Opportunity Fund, Inc. (“SSOF”);
•Sold Comstock’s lithium-ion battery recycling facility for $28.9 million and realized a gain of $7.3 million;
•Recognized gains of $0.6 million from the sale of 4% of Comstock’s Green Li-ion equity for $0.8 million;
•Converted $7.0 million in historical advances to SSOF into 3,880,556 SSOF common shares at $1.80 per share, increasing our equity stake in SSOF to 10,580,556 common shares, corresponding to 17.11% of SSOF; and,
•Executed agreement to make a strategic $3 million investment in Sweden-based RenFuel K2B AB (“RenFuel”).
“We began realizing value across our investments in 2023," continued Mr. De Gasperis. “Our existing and planned strategic investments have proven extremely valuable to each of our operating businesses, by both enhancing and accelerating the rate that we develop meaningful innovations, execute impactful commercialization plans, build and realize shareholder wealth.”
Comstock Fuels
Our teams completed all validations for our proprietary low carbon biomass refining process and began commissioning. We:
•Demonstrated production of commercially available hydrodeoxygenated Bioleum Oil (“HBO”);
•Validated yields exceeding 100 gallons per dry tonne of wood on a gasoline gallon equivalent basis (“GGE”);
•Confirmed market-leading, extremely low carbon intensity (“CI”) score of 15 on our woody biomass fuel solutions;
•Secured worldwide rights to RenFuel technology for refining Bioleum, with exclusivity in the Americas;
•Executed first commercial biorefinery agreement with an option on our first Sweden-based production joint venture;
•Completed techno-economic analysis for deploying Bioleum hub solutions across the Americas; and,
•Advanced discussions with multiple operationally and technically experienced, well-capitalized customers.
“Our Fuels achievements during 2023 changed the landscape for delivering extremely low CI-scoring, incredibly high yielding renewable fuel solutions that unblock the only meaningful constraint to rapid renewable fuel growth and true mobility decarbonization,” stated Mr. De Gasperis. “We can now deliver solutions within and across the entire supply chain.”
Comstock Metals
Our teams completed pre-production activities for the first zero-landfill, true end-of-life solar panel recycling solution. We:
•Finalized technology readiness, engineered a system and ordered all production equipment;
•Leased and prepared the demonstration facility for production startup;

•Received all required permits for commencing operations; and,
•Secured revenue generating contracts and began receiving large quantities of end-of-life materials.
“I just toured our recycling facility, with all equipment in place and pre-commissioning activities well underway,” stated Mr. De Gasperis. “We quickly pivoted our system to photovoltaics and solidly established our first mover advantage with the only Nevada-based, zero-landfill, true end-of-life solar panel solution serving the largest regional market, and we need to keep that advantage by deploying more facilities, faster, across this rapidly growing market. Speed here wins, above all.”
Comstock Mining and Quantum Generative Materials LLC, our minority investment, (“GenMat”)
Our teams, together with GenMat, our strategic minority investment, advanced our monetization plans and GenMat completed a series of critical technical milestones surrounding their physics AI and satellite remote sensing technology in pursuit of an advanced, new form of high precision prospecting. During 2023, we and/or GenMat:
•Secured a Mineral Exploration and Mining Lease Agreement (the “Mineral Lease”) with Mackay Precious Metals Inc. (“Mackay”) resulting in annual revenues of over $1.5 million per year for just our northern target properties;
•Designed, programmed, and constructed a first-of-its-kind satellite sensor platform through GenMat’s Hyperspectral Remote Sensing Imaging (“HRSI”) system, for optimizing future mineral exploration and discovery;
•Launched and deployed the GENMAT-1 space-based HRSI system into low earth orbit (LEO); and,
•Initiated development of the next-generation, AI enabling, physics-informed “world model” of our most strategic mine development areas, with future datasets from the HRSI system and enhanced-value, post mining uses.
“GenMat’s extended team innovated through a number of unprecedented obstacles in creating a first-of-its-kind platform for meeting the most stringent regulatory and security requirements for such a powerful hyperspectral imager,” stated De Gasperis. “This solution will be very difficult to replicate and, if you consider the physics-based AI interfaces and complex integrations, there really isn’t anything like it. We just don’t see anyone integrating these technologies into any one solution.”

Corporate
Our corporate activities supported the commercialization of our technologies across all of our businesses. During 2023, we:
•Increased total assets to $106.5 million, up from $100.1 million in the prior year;
•Decreased total liabilities to $28.2 million, from $43.7 million in the prior year;
•Increased total debt to $9.9 million, from $7.9 million in the prior year;
•Increased cash and equivalents to $3.8 million, from $2.5 million in the prior year;
•Increased net income attributable to Comstock to $9.2 million, from a net loss of $45.9 million in the prior year;
•Increased fully diluted net income per share to $0.09, from fully diluted net loss per share of $0.62 in the prior year;
•Outstanding common shares were 117,862,081 at December 31, 2023;
•Reacquired and cancelled 2,605,322 of its previously issued common shares in January 2024; and
•Outstanding common shares were 115,820,980 at February 28, 2024.
“Our 2023 achievements were foundational and established a shared corporate services platform that enables speed for each of our business teams,” stated Mr. De Gasperis. “Our businesses have the competitive advantage of focusing on core development, engineering and customer solutions without the distractions and encumbrances of corporate activities. We are constantly planning forward, anticipating and resolving conflicts, and accelerating the speed that we commercialize.”
Outlook for 2024
Comstock’s goal is to Accelerate the Commercialization of Decarbonizing Hard Technologies. Comstock is pushing the boundaries of what is possible in technology and sustainability by leveraging the unique skills of its teams, its diverse technology portfolio, and its frontier research and development networks toward achieving breakthrough innovations. We are delivering meaningful positive impact across industries, economies, and communities. The focus for 2024 is commercializing our businesses and the continued innovation, development and engineering of our technologies and solutions.
Commercialization - Lines of Business
Our teams have decades of diverse innovation, technology development, engineering, and commercialization experience. The Company uses a disciplined approach to devising, qualifying, and elevating innovations from conception through readiness.
Comstock Fuels
Our biorefining technologies are commercially ready and offer growth-enabling performance for prospective customers. Comstock is actively pursuing joint development and licensing agreements representing future revenues from technical and engineering services, designed to identify, define, and enable renewable fuel hub projects, including performing preliminary and final engineering, securing associated supply chain participants, facilitating commissioning, construction, and operations with globally recognized supply chain participants, including current and developing renewable fuel producers.
Most current forms of renewable fuel draw from the same pool of conventional feedstocks, including corn and vegetable oils in the U.S., but the entire available supply of those feedstocks could only meet a small fraction of the rapidly growing demand for renewable fuels. Comstock's patented and patent-pending biorefining technologies unblock that constraint by converting underutilized lignocellulosic or "woody" biomass into biointermediates for refining drop-in and other fuels.
The Company’s objectives for 2024 include:
•Execute multiple, revenue generating commercial agreements for industry-scale joint development projects, including prefeasibility, feasibility, engineering, commissioning, construction, operations, offtake, and feedstock agreements, with operationally experienced, technologically sophisticated, and well capitalized customers; and
•Expand, integrate, and commission a continuous biointermediate production system to produce cellulosic ethanol and HBO for sufficient time to achieve and demonstrate Bioleum derived fuels at TRL 7 within less than 18 months.
Each joint development project could initially result in millions of dollars of pre-construction revenues as a prelude to construction of licensed commercial production facilities that could each create upwards of 20+ years of royalty revenues.
Comstock Metals
Comstock Metals is commercial now and is currently deploying its first commercial demonstration facility in Silver Springs, NV, while it begins preliminary design and engineering for its next 3-4 industry scale facilities and related storage sites.
End-of-life solar panels are one of the primary metals-based products that can cause a massive amount of pollution if simply allowed to be landfilled at decommissioning, with no recovery of any of the underlying metal values.
Comstock Metals objectives for 2024 include:
•Advancing the technology readiness for broader material recycling to TRL 7, prioritizing photovoltaics;
•Commissioning and commencing production of the demonstration scale photovoltaic material recycling facility;
•Expanding our existing revenue generating supply commitments; and
•Finalizing the design and site selection for our first few “industry-scale” facilities and commence permitting.
Comstock Metals has secured all permits for operating its demonstration scale production facility in Silver Springs, Nevada, with commissioning of operations commencing now, and once commissioned, will begin production immediately thereafter.
Comstock Mining and GenMat, our strategic minority investment
Comstock Mining has extensive geological and engineering competencies and is currently collaborating to develop and engineer a next generation, expanded, comprehensive and commercially ready mine plan, including valuable post-productive uses, in part, by leveraging GenMat’s existing hyperspectral imaging and geophysics-based probabilistic algorithms.
On June 30, 2023, the Company signed a Mineral Exploration and Mining Lease Agreement (the “Mining Lease”) with Mackay Precious Metals Inc. (“Mackay"). The Mining Lease provides a twenty-year term granting Mackay the rights to conduct exploration on certain of the Company’s mineral properties in Storey County, Nevada. Mackay paid a lease initiation fee of $1,250,000 and made its first two quarterly lease payments totaling $875,000, with quarterly lease payments of

$375,000 due for the next three and a half years, and then quarterly lease payments of $250,000 thereafter. Mackay also committed to expenditures of $1,000,000 per year on a cumulative basis, for the life of the lease and increasingly detailed technical reports after the first five, ten, and fifteen years. Mackay will reimburse carrying costs and pay a 1.5% NSR royalty.
The Company’s objectives for 2024 include:
•Receive cash proceeds of least $2 million from mineral leases leveraging the northern district claims;
•Commercialize mineral development agreements that enable resource expansion of the central district claims;
•Develop, with GenMat, AI-based exploration tools, using Comstock’s extensive geologic data along with GENMAT-1’s hyperspectral imaging solution to condition and develop the AI and ground-truth its predictions; and
•Complete the development and mine plans that enable the economic development of the southern district claims.
The Company’s 2024 efforts will apply economic analysis to Comstock’s existing gold and silver resources progressing toward full economic feasibility for the southern part of the district and the ultimate development of a next-generation mine.
Strategic Investments
Minority Investment in GenMat
Investment in generative physics-based AI is a crucial component of Comstock’s technology innovation strategy. GenMat develops and commercializes proprietary physics-informed artificial intelligence models for the discovery and manipulation of matter. This includes AI models that can be employed today, for commercial use on GenMat’s existing, high-performance computing platform that is enabled for both cloud and on-premises use cases. GenMat's AI simulates atoms and molecules that enable chemists and materials engineers to design and develop advanced materials in an exponentially shorter time than traditional methods allow. Material discovery typically takes many years, if not decades, and many millions of dollars. GenMat's physics-based AI can simulate thousands of unique new material candidates in seconds at a fraction of the cost.
GenMat’s objectives for 2024 include:
•Elevate new material simulation to TRL 7 by synthesizing and directly testing the AI’s ability to predict material properties to confirm the precision and accuracy of those simulations;
•Commercialize its space-based hyperspectral imaging sensor platform for mineral discovery applications; and
•Commercialize physics-based AI solutions to enterprise clients for advanced materials simulation and synthesis.
While the Company can’t be precise about exactly when GenMat will initiate revenue, GenMat’s technologies are maturing much faster than anticipated and at least one commercial agreement is very likely in 2024.
Investment in Green Li-ion
Green Li-ion continues making meaningful progress in the development and deployment of its system that remanufactures critical precursor cathode active materials (“PCAM”). In 2023, LINICO received gross proceeds of approximately $0.8 million from the sale of 1,500 Green Li-ion preferred shares (representing approximately 4% of the 37,162 Green Li-ion preferred shares owned by LINICO). The Company intends to sell the remaining 35,662 Green Li-ion preferred shares for potentially up to $19 million more in 2024 proceeds, totaling almost $20 million from its original $2.0 million investment.
Investments in other non-mining real estate, water rights and securities
The Company directly owns land and water rights in Silver Springs, Nevada, that it will begin marketing for sale and anticipates selling these assets for over $40 million in net proceeds during 2024.
“I expect that we will increase our lead in fuels, metals and mining as our system converges and our technologies are validated across our businesses and strategic investments,” concluded Mr. De Gasperis. “We will also sell upwards to $60 million in assets and introduce further enhancements in our innovations and expansions to our innovation network. We are attracting some of the most advanced, capable, well-capitalized and innovative enterprises into our system, network and solutions.”
COMSTOCK TO HOST UPLODE 24:
CONVERGENCE AND YE 2023 EARNINGS AND BUSINESS UPDATE FEBRUARY 28, 2024

Comstock’s Executive Chairman and Chief Executive Officer, Corrado De Gasperis, and its Chief Operating Officer, William McCarthy, will present an overview of the YE 2023 financial results, upcoming milestones, and how the Company’s systemic platform is optimizing results on Wednesday, February 28, 2024, via a webinar.
Investors and all other interested parties are invited to register below.
Date:      February 28, 2024
Time:      9:30 am PT/12:30 pm ET
Register: Webinar Registration
HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.
About Comstock Inc.
Comstock (NYSE: LODE) commercializes technologies that enable systemic decarbonization and accelerate the energy transition by efficiently converting under-utilized natural resources into renewable energy products, and by leveraging physics based artificial intelligence for more efficient and effective mineral and materials discovery. To learn more, please visit www.comstock.inc.
About RB Milestone Group LLC
RB Milestone Group LLC (“RBMG”) is a US-based corporate communications firm, founded in 2009, that specializes in investor relations advisory and has offices in New York City and Stamford, Connecticut. RBMG’s US advisory practice delivers investor relations programs tailor-made for emerging companies that are private and publicly traded on the NYSE, NASDAQ, OTC, TSX, TSXV, CSE, ASX and AIM. RBMG refines communications strategies, weighs data, and advises clients on how to penetrate new markets. It helps clients target and secure relationships with niche US stakeholders and key industry strategics globally. Utilizing digital techniques, artificial intelligence (AI) and machine learning, RBMG has developed methods that improve traditional client IR initiatives to maximize ROI. RBMG partners with clients across a wide range of industry segments, including but not limited to, Cleantech, Consumer Goods, Energy, Healthcare, Metals & Mining, and Technology. For more information, please visit www.rbmilestone.com, or to connect by email, info@rbmilestone.com.
Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, taxes, earnings and growth. These statements are based on assumptions and assessments made by our management considering their experience and their perception of historical and current trends, current conditions, possible future developments, and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology, quantum computing and advanced materials development, and development of cellulosic technology in bio-fuels and related carbon-based material production; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.

Contact Information:

For investor inquiries, contact RB Milestone Group
Tel (203) 487-2759
ir@comstockinc.com

For media inquiries or questions, contact Zach Spencer, Comstock Inc.
Tel (775) 847-7532
questions@comstockinc.com